May 31, 2013	Monthly Insight The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years (p.a.)	5 Years (p.a.)	10 Years (p.a.)	Since Inception
NAV (%)	3.47	3.38	8.33	19.55	5.89	3.80	17.09	10.95
Market price (%)	0.47	-1.35	-1.12	13.84	4.19	3.36	15.23	9.76
Benchmark (%)	-0.84	-1.41	-0.02	19.22	7.41	1.11	12.74	N/A

Performance History	2012	2011	2010	2009	2008	2007	2006	2005
NAV (%)	12.07	-24.37	27.25	72.82	-46.95	86.20	57.10	6.09
Market price (%)	20.46	-27.51	23.60	72.19	-40.65	50.24	65.67	-21.51
Benchmark (%)	22.65	-18.36	13.60	67.12	-49.37	37.97	39.50	10.27

Source: State Street Bank and Trust Company. Source for index data: MSCI as at May 31, 2013.

Portfolio Analysis

Sector allocation (%)	Country allocation (%)

Source: State Street Bank and Trust Company as at May 31, 2013.	* China includes A-shares (6.9%), A-share equity linked securities (7.6%), B-shares (0.0%), H-shares (12.8%) and Red-chips (15.1%).

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%
HAND ENTERPRISE SOLUTIONS CO., LTD.	I.T.	6.8
TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.	I.T.	5.8
CHINA EVERBRIGHT INTERNATIONAL, LTD.	INDUSTRIALS	5.7
INDUSTRIAL & COMMERCIAL BANK OF CHINA	FINANCIALS	5.5
SUN HUNG KAI PROPERTIES, LTD.	FINANCIALS	4.5
ENN ENERGY HOLDINGS, LTD.	UTILITIES	3.3
CHINA MOBILE, LTD.	TELECOM	3.1
Tencent Holdings, Ltd.	I.T.	2.7
DIGITAL CHINA HOLDINGS, LTD.	I.T.	2.7
CHINA MEDICAL SYSTEM HOLDINGS, LTD.	HEALTHCARE	2.5
Total		42.6

Direct Investments	Sector	%
GOLDEN MEDITECH HOLDINGS, LTD. 15.0%, 11/16/13	OTHERS	1.5

Total		1.5

Source: State Street Bank and Trust Company as at May 31, 2013.

Fund Details

NAV	$24.46
Market price	$21.17
Premium/Discount	-13.45%
Market cap	US$332.0m
Shares outstanding	15,682,029
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	RCM Asia Pacific Limited

Source: State Street Bank and Trust Company as at May 31, 2013.

Dividend History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/ Share	Income	Long-term Capital	Short-term Capital
10 Dec 2012	20 Dec 2012	24 Dec 2012	28 Dec 2012	3.2517	0.3473	2.9044	0.0000
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.9964	0.1742	2.8222	0.0000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.2742	0.3746	1.8996	0.0000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.2557	0.2557	0.0000	0.0000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.8174	0.4813	5.3361	0.0000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.1200	0.2800	9.0000	2.8400
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.0117	0.2996	2.7309	0.9812
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.5119	0.2172	2.2947	0.0000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.5701	0.1963	3.2664	0.1074
19 Dec 2003	29 Dec 2003	31 Dec 2003	15 Jan 2004	1.7800	0.0700	0.6700	1.0400

Source : State Street Bank and Trust Company as at December 31, 2012

The China Fund, Inc. (CHN)

The China Fund Inc.  NAV  Performance of USD $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at May 31, 2013.

The China Fund Inc.  Premium /  Discount

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at May 31, 2013.

The China Fund, Inc. (CHN)

Manager’s Commentary

Market Review

In May, the Hong Kong equity market consolidated amidst softening China macroeconomic figures and rising US bond yields. The HSBC Flash Manufacturing PMI fell 0.8 percentage points in May to 49.6, back into the contractionary zone for the first time in seven months. Although the macro data triggered concerns over China’s economic growth outlook, Prime Minister Li Keqiang reiterated  that the Chinese Government will aim to achieve stable economic growth, tackle overcapacity problems and promote environmental protection. The State Council also endorsed in late May a reform proposal submitted by the National Development and Reform Commission. More details of economic reforms are expected to be announced during the Third Plenary Session of the Chinese Communist Party Central Committee Meeting, which may take place in the fourth quarter. In terms of sector performance, investors were paying more attention to the agenda and pace of reforms and favored stocks that enjoy better earnings outlook or could potentially benefit from upcoming reforms.

In Taiwan, the local TWSE index posted a gain in local currency in May. On the policy front, a capital gains tax amendment and subsidy for vehicle replacement drove up the local market sentiment.   The capital gains tax was amended  to make it simpler  and the government aimed to pass this amendment during the next legislative session.   Also, in order to stimulate domestic consumption, the government planned to subsidize the replacement of taxis and buses used for more than five years and ten years, respectively. Looking at the sector level, the industrial sector outperformed the local market the most this month, driven by a strong Auto sector, while the energy sector underperformed the most.

Fund review

The Fund outperformed relative to the benchmark in May, attributable to both sector allocation and stock selection. Our stock selection in the information technology, industrial, and staples sectors contributed  to the performance and the overweighting in information technology sector also helped the relative performance.

The top contributor for the month was Hand Enterprise Solution.  The share price continued to be driven by strong IT services demand and good strategic management execution. Another contributor was China Everbright International. The share price outperformance was supported by an acceleration of new projects given the increased attention on the pollution problem in China.  On the negative side, one of the top detractors was Sun Hung Kai Properties.   Its share price was adversely affected by the sell-off of property and yield stocks over the concerns of a US bond yield rise.

Outlook

Following the release of a series of weak macroeconomic data points from China, economic growth expectations for China has been revised downwards. This has triggered renewed concern over an economic ‘hard landing’ in China.   We believe that this concern is overdone and China equities have built in much of this concern, as reflected by the market’s low valuation.   As such, we maintain our view that the market downside risk is limited.  Expectations of economic reform initiatives to be revealed over the next few months should help to drive share price recovery over the course of the year.

The first half of 2013 earnings results will likely present a mixed picture. On the negative side, following strong performance of many small cap stocks, their share prices are vulnerable to correction, particularly with potential risks of earnings disappointment. However, large cap stocks should see relatively better performance as earnings expectations are generally low. As such, we remain selective in small to mid-cap exposure with low valuations and medium term growth prospects.

We are cautious in the short-term as sentiment has recently turned sour amidst increased volatility, globally. For the Taiwan market, the delay of approval of the amendment bill for stock capital gains taxes deterred the market rally in May. We believe weak domestic GDP growth and noise over the continuity of US quantitative easing will suppress market performance in the second and third quarters. However, clarification of policy and a resumption of exports may help to reverse market momentum into the fourth quarter.  Strong corporate earnings remain the primary supportive catalyst for the Taiwan market into the near future.

Source : RCM Asia Pacific Limited as at May 31, 2013.

The China Fund, Inc. (CHN)

Portfolio Holdings

CUSIP	Security Description	Cost Base	Base MV	Shares	Percentage of Net Assets
B3VN92906	HAND Enterprise Solutions Co., Ltd.	1,793,494.00	26,270,078.00	6,369,715	6.8
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	16,072,090.00	22,265,976.00	6,084,000	5.8
663094902	China Everbright International, Ltd.	12,183,629.00	21,796,656.00	26,730,000	5.7
B1G1QD902	Industrial & Commercial Bank of China	20,739,449.00	21,095,908.00	29,829,000	5.5
685992000	Sun Hung Kai Properties, Ltd.	17,289,798.00	16,919,564.00	1,269,000	4.5
633393905	Enn Energy Holdings, Ltd.	606,420.00	12,478,364.00	2,204,000	3.3
607355906	China Mobile, Ltd.	11,683,974.00	11,685,071.00	1,103,500	3.1
B01CT3905	Tencent Holdings, Ltd.	7,312,795.00	10,379,061.00	262,100	2.7
635186901	Digital China Holdings, Ltd.	13,205,899.00	10,188,517.00	7,256,000	2.7
B6WY99909	China Medical System Holdings, Ltd.	704,681.00	9,677,579.00	9,631,300	2.5
913BMZ902	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 06/30/15)	9,494,980.00	9,089,397.00	1,418,047	2.4
674842901	Ruentex Development Co., Ltd.	3,423,335.00	8,590,532.00	4,416,301	2.2
671815900	Qingling Motors Co., Ltd.	8,718,221.00	8,468,600.00	28,960,000	2.2
644094906	Taiwan FamilyMart Co., Ltd.	1,313,077.00	8,120,336.00	1,741,652	2.1
17313A533	Gree Electric Appliances, Inc. Access Product	6,453,442.00	7,975,613.00	1,838,546	2.1
619376908	(expiration 01/17/14) China Resources Land, Ltd.	5,128,720.00	7,846,870.00	2,554,000	2.0
B3WH02907	Hermes Microvision Inc.	6,943,556.00	7,836,898.00	240,000	2.0
626073902	Delta Electronics, Inc.	4,550,608.00	7,772,727.00	1,615,000	2.0
B00G0S903	CNOOC, Ltd.	8,859,687.00	7,461,785.00	4,228,000	1.9
959GRNII9	Taiwan Life Insurance Co., Ltd., 4.0%, 12/28/14	6,178,274.00	7,292,768.00	200,000,000	1.9
B2R2ZC908	CSR Corp., Ltd.	7,466,210.00	7,291,406.00	9,930,000	1.9
637248907	MediaTek Inc.	6,194,126.00	6,950,134.00	559,000	1.8
B15456906	Bank of China, Ltd.	6,465,433.00	6,506,311.00	13,762,000	1.7
B236JB905	Tiangong International Co., Ltd.	5,449,043.00	6,403,854.00	18,480,000	1.7
620267906	Advantech Co., Ltd.	4,104,778.00	6,308,422.00	1,284,000	1.6
B1L8PB906	Tong Hsing Electronic Industries, Ltd.	5,919,469.00	6,180,482.00	1,380,000	1.6
986PLG005	Golden Meditech Holdings, Ltd. 15.0%, 11/16/13	5,557,210.00	5,549,406.00	58,222,500	1.5
626735906	Hong Kong Exchanges and Clearing, Ltd.	4,947,274.00	5,164,466.00	306,500	1.3
634007900	Kunlun Energy Co., Ltd.	4,298,243.00	5,117,215.00	2,666,000	1.3
643055908	Golden Meditech Holdings, Ltd.	4,555,715.00	4,649,310.00	35,040,000	1.2
99ZMCS903	Kweichow Moutai Co., Ltd. Access Product (expiration 10/26/15)	5,117,698.00	4,509,613.00	141,388	1.2
17313X574	China State Construction Engineering Corp Ltd	4,674,320.00	4,499,221.00	7,375,772	1.2
670039007	Uni-President Enterprises Corp.	669,016.00	4,486,513.00	2,267,508	1.2
643648900	Shenzhen International Holdings, Ltd.	1,900,271.00	4,368,590.00	31,992,500	1.1
658444906	Merida Industry Co., Ltd.	3,871,743.00	4,357,219.00	679,000	1.1
613623909	Hengan International Group Co., Ltd.	3,889,897.00	4,164,859.00	375,500	1.1
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579.00	3,966,839.00	10,958,500	1.0
B16NHT900	Shui On Land Ltd	4,155,622.00	3,944,985.00	11,055,500	1.0
644806002	Hutchison Whampoa, Ltd.	3,303,627.00	3,899,185.00	366,000	1.0
B6VG8G904	Asian Pay Television Trust	4,074,574.00	3,824,890.00	5,200,000	1.0
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910.00	3,564,713.00	47,710,000	1.0
B633D9904	Zhongsheng Group Holdings, Ltd.	3,466,065.00	3,340,060.00	2,662,000	0.9
B3ZVDV905	Sinopharm Group Co., Ltd.	2,527,529.00	3,286,563.00	1,212,000	0.9
B60LZR903	Agricultural Bank of China, Ltd.	2,895,784.00	2,469,641.00	5,238,000	0.6
972ZGS900	Gree Electric Appliances, Inc. Access Product (expiration 10/14/13)	1,898,593.00	1,866,850.00	430,249	0.5
B1TDQL904	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 01/17/14)	1,566,145.00	1,345,459.00	209,900	0.4
B4PTR3906	Fook Woo Group Holdings, Ltd.	7,974,083.00	1,118,516.00	25,314,000	0.3
B1CKXF901	Zhengzhou Yutong Bus Co., Ltd. Access Product(expiration 01/20/15)	0.00	1.00	0	0.0
B04W2V905	FU JI Food and Catering Services Holdings Ltd.	4,246,696.00	0.00	5,462,000	0.0
ACI0090H8	Zong Su Foods (acquired 09/21/10)	15,000,034.00	0.00	2,677	0.0

Source: State Street Bank and Trust Company as at May 31, 2013.

The China Fund, Inc. (CHN)

The information contained herein has been obtained from sources believed to be reliable but RCM and its affiliates do not war rant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund’s annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund’s website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.